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Exhibit 99.1

Valero Energy Corporation Reports
Record Third Quarter Earnings

        SAN ANTONIO, October 26, 2004—Valero Energy Corporation (NYSE: VLO) today reported record net income of $434.5 million, or $1.57 per share, for the third quarter of 2004, which is more than double the company's prior record net income for the third quarter of $191.1 million, or $.75 per share, achieved last year. For the nine months ended September 30, 2004, Valero's net income was $1.3 billion, or $4.78 per share, again more than double the net income of $489.9 million, or $2.05 per share, for the nine months ended September 30, 2003. The company's per share results have been adjusted to reflect the two-for-one common stock split distributed on October 7, 2004. The company's debt-to-capitalization ratio, net of cash, was 35.1 percent at September 30, 2004, compared to 40.3 percent at December 31, 2003.

        Third quarter operating income for the company's refining segment was $760.5 million, compared to $393.4 million for the same period last year. The improvement from the third quarter last year was driven by record distillate margins, record throughput levels (primarily due to the acquisition of the Aruba refinery in March), and record sour crude discounts. In particular, the increase in the sour crude discounts over the third quarter last year contributed approximately $480 million to operating income.

        Operating income for the company's retail segment was $36.6 million for the third quarter, compared to $47.3 million in the third quarter of last year, primarily due to lower retail fuel margins in the U.S. system caused by higher crude oil prices during the quarter.

        "Refined product margins, particularly distillate margins, were outstanding this quarter but the real story was the significant move in sour crude discounts," said Bill Greehey, Valero's Chairman of the Board and Chief Executive Officer. "Our results this quarter prove the importance of our superior leverage to sour crude discounts. In the third quarter, nearly 60 percent of the feedstocks we processed were sour, including 500,000 barrels per day of heavy, sour crude oils such as Maya, which had discounts averaging almost $12 per barrel for the quarter. And, we believe that we will continue to benefit from wider sour crude discounts well into the future since most of the growth in crude oil demand is for sweet crudes, while the vast majority of the world's incremental crude reserves are sour and heavy. Our proven strategy of acquiring and investing in refineries to process more sour crude oils will continue to benefit our shareholders going forward.

        "Currently, sour crude discounts are at record levels. Thus far in the fourth quarter, the discount for Mars sour crude oil has averaged more than $10 per barrel while the Maya discount has averaged nearly $14 per barrel. In addition, Arab Medium and Arab Heavy discounts for October and November are already set and will average $8.58 per barrel and $11.05 per barrel, respectively. So, our fourth quarter earnings will benefit from these wider discounts.

        "With regard to refined products, we are seeing the highest heat cracks ever for this time of year due to continued strong demand and low inventories. For the fourth quarter, the forward curve is indicating that the Gulf Coast heat crack will exceed $9 per barrel and the New York Harbor heat crack is trading at more than $11 per barrel. If heat cracks achieve these levels, they will set new records for a fourth quarter. With the industry experiencing an above average level of turnaround activity in October, we also expect gasoline margins to remain favorable in the fourth quarter. This is being reflected in the forward curve for gasoline for the fourth quarter, which is currently at around $4.15 per barrel on the Gulf Coast.

        "Given the record sour crude discounts and the very strong refined product margins, we believe current First Call estimates for the fourth quarter remain significantly understated.

        "Looking ahead to next year, we strongly believe that the same supply and demand fundamentals that contributed to our record earnings in 2004 will continue into next year. In fact, sour crude discounts, which were low in the first quarter of 2004, should be better in 2005. Our throughputs for 2005 are expected to be up by approximately 100,000 barrels per day due to having the Aruba refinery in our system for the full year and the benefits of several strategic projects we completed this year. And, if you look at the forward curve for next year, it is indicating that gasoline margins will be similar to this year's high levels and that distillate margins should be around $1 per barrel higher than this year's. For these reasons and more, we believe the best is yet to come for Valero," said Greehey.

        Valero's senior management will hold a conference call at 11:00 a.m. ET (10:00 a.m. CT) today, October 26, to discuss this earnings release. A live broadcast of the conference call will be available on the company's website at www.valero.com.

        Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and expected annual revenues of more than $50 billion. The company owns and operates 15 refineries throughout the United States, Canada and the Caribbean. Valero's refineries have a combined throughput capacity of approximately 2.4 million barrels per day, which represents approximately 12 percent of the total U.S. refining capacity. Valero is also one of the nation's largest retail operators with more than 4,500 retail and wholesale branded outlets in the United States, Canada and the Caribbean under various brand names including Diamond Shamrock, Shamrock, Ultramar, Valero, and Beacon. For more information, please visit www.valero.com.

        Statements contained in this press release that state the company's or management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "believe," "expect," "should," "estimates," and other similar expressions identify forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in its forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecast, see the company's annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available on the company's website at http://www.valero.com. These factors include potential changes in gasoline, crude oil, distillate and other commodity prices, varying market conditions, actions of government, hostilities in oil producing regions, adverse rulings in litigation and potential delays or other changes in work and repair schedules. The company undertakes no obligation to update or publicly release the result of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or which the company becomes aware of after the date of this release or to reflect the occurrence of unanticipated events.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
STATEMENT OF INCOME DATA:
Operating Revenues	$14,339.3	$9,922.3	$39,228.4	$28,459.2

Costs and Expenses:
Cost of Sales	12,683.4	8,749.9	34,260.3	25,163.5
Refining Operating Expenses	528.8	437.5	1,552.7	1,202.4
Retail Selling Expenses	176.8	176.0	518.6	518.9
General and Administrative Expenses	87.1	76.3	262.8	222.5
Depreciation and Amortization Expense	163.7	125.2	463.7	362.0

Total Costs and Expenses	13,639.8	9,564.9	37,058.1	27,469.3

Operating Income	699.5	357.4	2,170.3	989.9
Equity in Earnings of Valero L.P.(1)	9.6	9.7	29.0	20.4
Other Income (Expense), Net	7.3	(0.3)	4.4	(5.9)
Interest and Debt Expense:
Incurred	(73.7)	(70.2)	(222.6)	(217.7)
Capitalized	10.2	7.1	27.0	16.3
Minority Interest in Net Income of Valero L.P.(1)	—	—	—	(2.4)
Distributions on Preferred Securities of Subsidiary Trusts	—	(1.8)	—	(16.8)

Income Before Income Tax Expense	652.9	301.9	2,008.1	783.8
Income Tax Expense	218.4	110.8	692.8	293.9

Net Income	434.5	191.1	1,315.3	489.9
Preferred Stock Dividends	3.2	1.3	9.4	1.3

Net Income Applicable to Common Stock	$431.3	$189.8	$1,305.9	$488.6

Earnings per Common Share(2)	$1.69	$0.81	$5.13	$2.16
Weighted Average Common Shares Outstanding (in millions)(2)	255.7	233.8	254.7	226.0
Earnings per Common Share—Assuming Dilution(2)	$1.57	$0.75	$4.78	$2.05
Weighted Average Common Equivalent Shares Outstanding (in millions)(2)	276.3	255.2	275.4	239.0
	September 30, 2004	December 31, 2003
BALANCE SHEET DATA:
Cash	$680.8	$369.2
Total Debt	$4,585.1	$4,245.1
Debt-to-Capitalization Ratio (net of cash)(3)	35.1%	40.3%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Operating Income (Loss) by Business Segment:
Refining	$760.5	$393.4	$2,340.9	$1,063.3

Retail:
U.S.	21.4	33.3	55.7	93.9
Northeast	15.2	14.0	66.9	74.6

Total Retail	36.6	47.3	122.6	168.5

Total Before Corporate	797.1	440.7	2,463.5	1,231.8
Corporate	(97.6)	(83.3)	(293.2)	(241.9)

Total	$699.5	$357.4	$2,170.3	$989.9

Depreciation and Amortization by Business Segment:
Refining	$139.2	$106.7	$391.4	$308.5

Retail:
U.S.	7.7	8.3	26.0	19.5
Northeast	6.3	3.2	15.9	14.6

Total Retail	14.0	11.5	41.9	34.1

Total Before Corporate	153.2	118.2	433.3	342.6
Corporate	10.5	7.0	30.4	19.4

Total	$163.7	$125.2	$463.7	$362.0

Earnings Before Interest, Taxes, Depreciation and Amortization(4)	$880.1	$489.1	$2,667.4	$1,345.3
Operating Highlights:
Refining:
Throughput Volumes (Mbbls per Day)	2,243	1,911	2,138	1,792
Throughput Margin per Barrel	$6.92	$5.33	$7.31	$5.26
Operating Costs per Barrel:
Refining Operating Expenses	$2.56	$2.49	$2.65	$2.46
Depreciation and Amortization	0.68	0.61	0.67	0.63

Total Operating Costs per Barrel	$3.24	$3.10	$3.32	$3.09

Charges:
Crude Oils:
Sour	51%	42%	48%	44%
Sweet	27	35	30	36

Total Crude Oils	78	77	78	80
Residual Fuel Oil	8	5	6	5
Other Feedstocks and Blendstocks	14	18	16	15

Total Charges	100%	100%	100%	100%

Yields:
Gasolines and Blendstocks	47%	53%	48%	54%
Distillates	30	28	30	28
Petrochemicals	3	3	3	3
Lubes, Asphalts and No. 6 Oil	7	4	7	4
Other Products	13	12	12	11

Total Yields	100%	100%	100%	100%

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Refining Operating Highlights by Region:(5)
Gulf Coast:(6)
Operating Income	$488.6	$112.6	$1,337.1	$320.0
Throughput Volumes (Mbbls per Day)	1,273	933	1,185	829
Throughput Margin per Barrel	$7.34	$4.62	$7.40	$4.71
Operating Costs per Barrel:
Refining Operating Expenses	$2.54	$2.68	$2.65	$2.65
Depreciation and Amortization	0.63	0.63	0.64	0.64

Total Operating Costs per Barrel	$3.17	$3.31	$3.29	$3.29

Mid-Continent:
Operating Income	$37.9	$82.1	$212.1	$162.2
Throughput Volumes (Mbbls per Day)	291	292	292	274
Throughput Margin per Barrel	$4.77	$5.67	$5.88	$5.04
Operating Costs per Barrel:
Refining Operating Expenses	$2.71	$2.18	$2.65	$2.36
Depreciation and Amortization	0.64	0.43	0.58	0.51

Total Operating Costs per Barrel	$3.35	$2.61	$3.23	$2.87

Northeast:
Operating Income	$99.7	$105.4	$358.0	$323.0
Throughput Volumes (Mbbls per Day)	381	368	377	371
Throughput Margin per Barrel	$5.33	$5.31	$5.92	$5.27
Operating Costs per Barrel:
Refining Operating Expenses	$1.89	$1.69	$1.87	$1.58
Depreciation and Amortization	0.59	0.51	0.58	0.51

Total Operating Costs per Barrel	$2.48	$2.20	$2.45	$2.09

West Coast:
Operating Income	$134.3	$93.3	$433.7	$258.1
Throughput Volumes (Mbbls per Day)	298	318	284	318
Throughput Margin per Barrel	$9.29	$7.15	$10.25	$6.89
Operating Costs per Barrel:
Refining Operating Expenses	$3.40	$3.15	$3.69	$3.08
Depreciation and Amortization	1.00	0.81	1.00	0.83

Total Operating Costs per Barrel	$4.40	$3.96	$4.69	$3.91

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Retail-U.S.:
Company-Operated Fuel Sites (Average)	1,103	1,164	1,123	1,207
Fuel Volumes (Gallons per Day per Site)	4,787	4,773	4,640	4,535
Fuel Margin per Gallon	$0.128	$0.159	$0.128	$0.154
Merchandise Sales	$247.8	$251.3	$705.4	$713.1
Merchandise Margin (Percentage of Sales)	27.8%	27.3%	28.3%	27.9%
Margin on Miscellaneous Sales	$25.5	$22.4	$73.3	$67.4
Selling Expenses	$127.3	$130.5	$374.2	$382.3
Retail-Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,148	3,132	3,234	3,338
Fuel Margin per Gallon	$0.190	$0.174	$0.209	$0.209
Merchandise Sales	$37.9	$33.8	$102.5	$89.0
Merchandise Margin (Percentage of Sales)	23.9%	23.6%	24.1%	22.7%
Margin on Miscellaneous Sales	$6.9	$4.7	$17.2	$14.9
Selling Expenses	$49.5	$45.5	$144.4	$136.6
Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$43.82	$30.18	$39.13	$31.10
WTI Less Sour Crude Oil(7)	$4.95	$3.15	$4.54	$3.44
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$2.06	$1.36	$1.49	$1.39
WTI less Maya Crude Oil	$11.65	$5.82	$9.91	$6.88
Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$7.24	$7.28	$9.47	$5.99
No. 2 Fuel Oil Less WTI	$4.42	$1.59	$2.89	$2.65
Propylene Less WTI	$10.24	$(2.76)	$9.70	$2.34
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$8.18	$10.03	$10.29	$8.10
Low-Sulfur Diesel Less WTI	$7.89	$4.92	$6.07	$5.18
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$7.83	$8.65	$9.62	$6.06
No. 2 Fuel Oil Less WTI	$5.29	$2.50	$4.01	$4.52
Lube Oils Less WTI	$21.40	$26.78	$23.27	$24.13
U.S. West Coast:
CARBOB 87 Gasoline Less ANS(8)	$18.84	$17.26	$20.44	$15.54
Low-Sulfur Diesel Less ANS	$15.77	$8.05	$14.90	$7.03

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)
(Unaudited)

(1)
On March 18, 2003, Valero Energy Corporation's ownership interest in Valero L.P. decreased from approximately 73.6% to approximately 49.5%. As a result of this decrease in ownership of Valero L.P., combined with certain other partnership governance changes, Valero Energy Corporation ceased consolidating Valero L.P. as of that date and began using the equity method to account for its investment in the partnership.

(2)
Weighted average common and common equivalent shares outstanding and earnings per common share amounts for the three and nine months ended September 30, 2003, have been restated to reflect the effect of a two-for-one split of Valero's common stock which was distributed on October 7, 2004 to stockholders of record on September 23, 2004.

(3)
The following is a reconciliation of the debt-to-capitalization ratio. This information is presented because Valero is required to maintain a certain debt-to-capitalization ratio under its bank credit facilities.

	September 30, 2004	December 31, 2003
Debt:
Debt, including current maturities, short-term debt and capital lease obligations, per the balance sheet	$4,585.1	$4,245.1
Less: Cash and temporary cash investments	(680.8)	(369.2)

Total debt (net of cash)	3,904.3	3,875.9

Stockholders' equity	7,222.2	5,735.2

Total capitalization	$11,126.5	$9,611.1

Debt-to-capitalization ratio (net of cash)	35.1%	40.3%

(4)
The following is a reconciliation of earnings before interest, taxes, depreciation and amortization (EBITDA):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Pre-tax income	$652.9	$301.9	$2,008.1	$783.8
Depreciation and amortization expense	163.7	125.2	463.7	362.0
Interest and debt expense, net	63.5	63.1	195.6	201.4
Other amortizations	—	(1.1)	—	(1.9)

Total EBITDA	$880.1	$489.1	$2,667.4	$1,345.3

Valero Energy Corporation utilizes the financial measure of EBITDA, which is not defined under United States generally accepted accounting principles. Management uses this measure because it is a widely accepted financial indicator used by investors and analysts to measure performance. EBITDA is not intended to represent cash flows or an alternative to net income, and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

(5)
The regions depicted herein contain the following refineries: Gulf Coast-Corpus Christi East and West Refineries, Texas City Refinery, Houston Refinery, Three Rivers Refinery, Krotz Springs Refinery, St. Charles Refinery and Aruba Refinery; Mid-Continent-McKee Refinery, Ardmore Refinery and Denver Refinery; Northeast-Quebec Refinery and Paulsboro Refinery, and West Coast-Benicia Refinery and Wilmington Refinery.

(6)
The information presented for the nine months ended September 30, 2004, includes the operations of the Aruba Refinery and certain related businesses commencing on March 5, 2004, the date of Valero's acquisition of these facilities from El Paso Corporation. Throughput volumes for the Gulf Coast region for the nine months ended September 30, 2004 are based on a 274-day period, which results in 170 Mbbls per day being included for Aruba. Throughput volumes for Aruba for the 210 days of its operations during the nine-month period averaged 222 Mbbls per day.

(7)
The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.

(8)
For the three and nine months ended September 30, 2003, the posted price included herein reflects the inclusion of MTBE as a blending component. Prices for products meeting such specifications ceased to be available subsequent to October 31, 2003; therefore, posted prices for comparable products meeting new specifications required in this region are now being provided.

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  Exhibit 99.1
Valero Energy Corporation Reports Record Third Quarter Earnings